Exhibit 21.1

                        SUBSIDIARIES OF
                  AMERICAN OILFIELD DIVERS, INC.


American Inland Divers, Inc.  (a Louisiana corporation)

American Inland Divers, Inc.  (a Kansas corporation)

American Inland Marine, Inc.  (an Ohio corporation)

American Pacific Marine, Inc. (a Delaware corporation)

American International Diving, Ltd.  (a Cayman Islands corporation)

American Marine Construction, Inc.  (a Delaware corporation)

American Pollution Control, Inc.  (a Delaware corporation)

Big Inch Marine Systems, Inc.  (a Delaware corporation)

Big Inch Marine Systems, Ltd.  (a U.K. corporation)

Tarpon Systems, Inc.  (a Louisiana corporation)

Tarpon Concrete Structural Systems, Inc.  (a Louisiana corporation)

American Oilfield Divers (Nigeria), Ltd.  (a Nigerian corporation)

S&H Diving, L.L.C. (a Louisiana limited liability company)

AOD Holdings, Inc. (a Delaware corporation)

Hard Suits Inc.  (a British Columbia corporation)

International Hard Suits, Ltd.  (a British Columbia corporation)

Sea Urchin Submersibles Ltd. (a British Columbia corporation)

CDC Can-Dive, Ltd. (50%-owned joint venture Scotland corporation)

Can Dive Marine Services, Inc.  (a Washington corporation)

Hard Suits Marine, Inc. (a Delaware corporation)

Hard Suits Gulf, Inc. (a Delaware corporation)

Can Dive Marine Services, Ltd.  (a U.K. corporation)

GMC-Candive Ltd. (a 50% owned joint venture Scotland corporation)

Can Dive Marine Services, ltd. (a British Columbia corporation)

BMD-Can-Dive Ltd. (a 50% owned joint venture Ontario corporation)

485836 British Columbia Ltd. (a British Columbia corporation)